Exhibit 99.1

FB Financial Corporation Announces 2018 First Quarter Earnings Call

NASHVILLE, Tenn.--(BUSINESS WIRE)--April 12, 2018--FB Financial Corporation (“FB Financial” or “the Company”) (NYSE: FBK) announced today that it will release its 2018 first quarter results on Monday, April 23, 2018, after the close of the market. The Company will host a first quarter earnings conference call at 8:00 a.m. CDT on Tuesday, April 24, 2018, and the earnings conference call will be broadcast live over the Internet at https://services.choruscall.com/links/fbk180424zLhPumL4.html. For investors or analysts who want to participate during the call, the listen only dial-in number is 877-440-5804. For those unable to listen live, a 30-day online replay of the webcast will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at https://www.firstbankonline.com/.

About FB Financial Corporation

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 56 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $4.7 billion in total assets.

CONTACT:
FirstBank
Investor Contact:
James R. Gordon, 615-564-1212
investors@firstbankonline.com
or
Media Contact:
Jeanie M. Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com